Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Dataram Corporation on Form S-4 of our report dated July 29, 2016, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the consolidated financial statements of Dataram Corporation as of April 30, 2016 and for the year then ended, which report appears in the Proxy Statement/Prospectus, which is part of this Registration Statement. Our report on the aforementioned consolidated financial statements refers to our audit of adjustments to retroactively apply the reverse stock-split of the Company’s common stock, which occurred subsequent to April 30, 2016 to the 2015 consolidated financial statements which were audited by other auditors, which report for the year ended April 30, 2015 appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Marcum llp

Marcum llp

New York, NY

December 30, 2016